PROSPECTUS SUPPLEMENT
                                                      FILED UNDER RULE 424(B)(3)
                                                   REGISTRATION NUMBER 333-39673


                               WORLD AIRWAYS, INC.

         The Prospectus dated June 26, 1998 (the "Prospectus"), relating to the public resale of up to $50,000,000 aggregate principal amount of 8% Convertible Senior Subordinated Debentures due 2004 (the "Debentures") of World Airways, Inc. (the "Company") and shares of common stock of the Company (the "Common Stock") to be issued upon conversion of the Debentures, is hereby supplemented by replacing the table of selling securityholders set forth on page 35 of the Prospectus with the new selling securityholder table provided below, which information is as of the date of this Prospectus Supplement.

         Any or all of the Debentures or Common Stock may be offered for sale pursuant to the Prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amount of the Debentures or Common Stock that will be held by the selling securityholders upon consummation of any such sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Debentures since the date on which the information regarding their Debentures was provided, in transactions exempt from the registration requirements of the Securities Act of 1933.


                                                                                                     Principal Amount
                                                                                                       of Debentures
                                 Name of Selling Securityholder                                     Beneficially Owned
                                 ------------------------------                                     ------------------
BankBoston, N.A..............................................................................                148,000
Bear, Stearns Securities Corp................................................................              1,357,000
Berwyn Income Fund...........................................................................              2,200,000
Catholic Mutual Relief Society of America....................................................                380,000
Catholic Mutual Relief Society Retirement Plan & Trust.......................................                200,000
Century National Insurance Company...........................................................                750,000
Chase Manhattan Bank/Chemical................................................................              5,285,000
Chrysler Insurance Company - Total Return....................................................                 35,000
Citibank, N.A................................................................................              4,605,000
CommerzBank Capital Markets Corp.............................................................                500,000
Corbel Investments..........................................................................                 150,000
Donaldson, Lufkin and Jenrette Securities Corp...............................................              2,439,000
Equity Commonwealth..........................................................................                 30,000
Eileen M. Connell, IRA.......................................................................                 20,000
Forest Alternative Strategies A-5............................................................                150,000
Forest Alternative Strategies A 5 M..........................................................                 10,000
Forest Alternative Strategies Fund A 5 I.....................................................                 25,000
Forest Alternative Strategies Fund B-3.......................................................                 42,000
Forest Greyhound.............................................................................                 75,000
Forest Global Convertible Fund A-5...........................................................                150,000
Forest Global Convertible Fund B-1...........................................................                 50,000
Forest Global Convertible Fund B-2...........................................................                 50,000
Forest Global Convertible Fund B-3 ..........................................................                 15,000
Forest Global Convertible Fund B-5...........................................................                 30,000
Forest Performance Fund......................................................................                 98,000
Fort Dearborn Life Insurance Company.........................................................                190,000

Fox Family Foundation DTD....................................................................                 80,000
Fox Family Portfolio Partnership.............................................................                210,000
Helix Convertible Opportunities L.P. ........................................................                950,000
Helix Convertible Opportunities Fund LTD.....................................................              1,030,000
ING Baring Furman Selz LLC...................................................................                620,000
Investors Bank & Trust/M.F. Custody..........................................................              2,000,000
J.M. Hull Associates, L.P. ..................................................................                905,000
Jack C. Massey Foundation....................................................................                 50,000
Lakeshore International, LTD.................................................................              1,300,000
Levin Charitable Trust.......................................................................                 10,000
LLT Limited..................................................................................                 15,000
Marie Daly Banks Trust.......................................................................                 15,000
McMahon Securities Company, L.P. ............................................................                148,000
MHR Capital Partners LP......................................................................              1,000,000
Morgan Stanley & Co. Incorporated............................................................                200,000
Museum of Fine Arts, Boston..................................................................                129,000
New Hampshire Retirement System..............................................................                693,000
PMC Bank, National Association...............................................................              2,200,000
ProMutual....................................................................................                464,000
Putnam Capital Appreciation Fund.............................................................             10,000,000
Putnam Convertible Income-Growth Trust.......................................................              2,319,000
Putnam Convertible Opportunities and Income Trust............................................                458,000
R.C. Roland..................................................................................                 30,000
Shepherd Management Services.................................................................                 50,000
State Street Bank  -- Custodian..............................................................              4,985,000
The Common Fund FAO Absolute Return Fund.....................................................                 70,000
University of Rochester......................................................................                160,000
Value Line Convertible Fund..................................................................              1,200,000
Zazove Aggressive Growth Fund, L.P. .........................................................                555,000
Zazove Convertible Fund, L.P. ...............................................................              1,355,000
Zazove Global Convertible Fund, L.P. ........................................................                135,000
Unnamed holders of Debentures or any future transferees, pledgees, donees or successors of
   or from any such unnamed holder.....................................................                    1,180,000



             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 6, 1999